EXHIBIT 21 – SUBSIDIARIES OF REGISTRANT, CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Name	State of Incorporation
1567 Media, LLC	DE
Clear Channel Adshel, Inc.	DE
Clear Channel LA, LLC	DE
Clear Channel Outdoor Holdings Company Canada (FKA Eller Holdings Company Canada)	DE
Clear Channel Outdoor Holdings Inc. (FKA Eller Media Corporation)	DE
Clear Channel Outdoor, Inc.	DE
Clear Channel Spectacolor, LLC	DE
Clear Channel Taxi Media, LLC	DE
Clear Channel Worldwide Holdings, Inc.	NV
Eller Taxi TV, LLC	DE
Eltex Investment Corp.	DE
Exceptional Outdoor, Inc.	FL
Interstate Bus Shelter, Inc.	PA
Keller Booth Sumners JV	TX
Kelnic II JV	DE
Outdoor Management Services, Inc.	NV
Shelter Advertising Of America, Inc.	DE
Clear Channel Airports of Texas JV	TX
Clear Channel Airports of Georgia, Inc.	GA
Get Outdoors Florida, LLC	FL
Interspace Services, Inc.	PA
Interspace Airport Advertising International, LLC	PA
Sunset Billboards, LLC	WA
Eller-PW Company, LLC	CA
Clear Channel Brazil Holdco, LLC	DE
Clear Channel Peoples, LLC	DE
HCA, Inc.	IL
CCHCV LP, LLC	DE
CC CV LP, LLC	DE

Name	Country of Incorporation
Adcart AB	Sweden
Adshel (Brazil) Ltda	Brazil
Adshel Argentina SRL	Argentina
Adshel Ireland Limited	Ireland
Adshel Ltd.	United Kingdom
Adshel Ltda	Brazil
Adshel NI Ltd.	United Kingdom
Allied Outdoor Advertising Ltd.	United Kingdom
Arcadia Cooper Properties Ltd.	United Kingdom
Barnett And Son Ltd.	United Kingdom
Bk Studi BV	Netherlands
BPS London Ltd.	United Kingdom
BPS Ltd.	United Kingdom
C.F.D. Billboards Ltd.	United Kingdom
CC Cayco Ltd.	Cayman Islands

Name	Country of Incorporation
Clear Channel Haidemenos Media SA	Greece
Clear Channel International BV	Netherlands
Clear Channel International Holdings BV	Netherlands
CC LP BV	Netherlands
Clear Channel Netherlands BV	Netherlands
CCO International Holdings BV	Netherlands
CCO Ontario Holdings, Inc.	Canada
China Outdoor Media Investment (HK) Co., Ltd.	Hong Kong
China Outdoor Media Investment, Inc.	British Virgin Islands
City Lights Ltd.	United Kingdom
Clear Channel Adshel AS	Norway
Clear Channel Affitalia SRL	Italy
Clear Channel Aida GmbH	Switzerland
Clear Channel Airport Pte Ltd	Singapore
Clear Channel Baltics & Russia Limited	Russia
Clear Channel Baltics And Russia AB	Sweden
Clear Channel Banners Limited	United Kingdom
Clear Channel Belgium SA	Belgium
Clear Channel Brazil Holding Ltda.	Brazil
Clear Channel (Central) Ltd.	United Kingdom
Clear Channel Communications India Pvt Ltd	India
Clear Channel CP III BV	Netherlands
Clear Channel CP IV BV	Netherlands
Clear Channel CV	Netherlands
Clear Channel Danmark A/S	Denmark
Clear Channel Entertainment of Brazil Ltd.	Brazil
Clear Channel Espana SL	Spain
Clear Channel Espectaculos SL	Spain
Clear Channel Estonia A/S	Estonia
Clear Channel European Holdings SAS	France
Clear Channel Finland Ltd	Finland
Clear Channel France SA	France
Clear Channel Hillenaar BV	Netherlands
Clear Channel Holding AG	Switzerland
Clear Channel Holding Italia	Italy
Clear Channel Holdings CV	Netherlands
Clear Channel Holdings, Ltd.	United Kingdom
Clear Channel Hong Kong Ltd.	Hong Kong
Clear Channel Ireland Ltd.	Ireland
Clear Channel Italy Outdoor SRL	Italy
Clear Channel Japan, Inc.	Japan
Clear Channel Jolly Pubblicita SPA	Italy
Clear Channel KNR Neth Antilles NV	Netherlands Antilles
Clear Channel Latvia	Latvia
Clear Channel Lietuva	Lithuania
Clear Channel (Midlands) Ltd.	United Kingdom
Clear Channel More France SA	France
Clear Channel NI Ltd.	United Kingdom
Clear Channel (Northwest) Ltd.	United Kingdom

Name	Country of Incorporation
Clear Channel Norway AS	Norway
Clear Channel Outdoor Company Canada	Canada
Clear Channel Outdoor Limited	United Kingdom
Clear Channel Outdoor Mexico SA de CV	Mexico
Clear Channel Outdoor Mexico, Operaciones SA de CV	Mexico
Clear Channel Outdoor Mexico, Servicios Administrativos, SA de CV	Mexico
Clear Channel Outdoor Mexico, Servicios Corporativos, SA de CV	Mexico
Clear Channel Outdoor Pty Ltd.	Australia
Clear Channel Outdoor Spanish Holdings S.L.	Spain
Clear Channel Overseas Ltd.	United Kingdom
Clear Channel Pacific Pte Ltd.	Singapore
Clear Channel Plakanda GmbH	Switzerland
Clear Channel Poland Sp.Z.O.O.	Poland
Clear Channel Sales AB	Sweden
Clear Channel Sao Paulo Participacoes Ltda	Brazil
Clear Channel Scotland Ltd.	Scotland
Clear Channel Singapore Pte Ltd.	Singapore
Clear Channel Solutions Ltd.	United Kingdom
Clear Channel South Africa Invest. Pty Ltd.	South Africa
Clear Channel South America S.A.C.	Peru
Clear Channel Southwest Ltd.	United Kingdom
Clear Channel Sverige AB	Sweden
Clear Channel Tanitim Ve Lierisin AS	Turkey
Clear Channel UK Ltd	United Kingdom
Clear Media Limited	Bermuda
Comurben SA	Morocco
Dauphin Adshel SA	France
Defi Belgique	Belgium
Defi Czech	Czech Republic
Defi Deutschland GmbH	Germany
Defi France SAS	France
Defi Group Asia	Hong Kong
Defi Group SAS	France
Defi Italia	Italy
Defi Neolux	Portugal
Defi Pologne SP Z.O.o	Poland
Defi Reklam Kft	Hungary
Defi Russie	Russia
Defi Ukraine	Ukraine
Dolis BV	Netherlands
Eller Holding Company Cayman I	Cayman Islands
Eller Holding Company Cayman II	Cayman Islands
Eller Media Asesarris Y Comercializacion Publicataria	Chile
Eller Media Servicios Publicitarios Ltd	Chile
Epiclove Ltd.	United Kingdom
Equipamientos Urbanos de Canarias SA	Spain
Equipamientos Urbanos - Gallega de Publicidad Disseno AIE	Spain
Expoplakat A/S.	Estonia
Felice Display GmbH	Switzerland

Name	Country of Incorporation
Foxmark UK Ltd.	United Kingdom
France Bus Publicite	France
France Rail Publicite	France
Giganto Holding Cayman	Cayman Islands
Giganto Outdoor SA	Chile
Grosvenor Advertising Ltd.	United Kingdom
Hainan Whitehorse Advertising Media Investment Company Ltd.	China
Hillenaar Outdoor Advertising BV	Netherlands
Hillenaar Services BV	Netherlands
Iberdefi (Espagne)	Spain
Idea Piu SP Z.O.o	Poland
Illuminated Awnings Systems Ltd.	Ireland
Infotrak SA	Switzerland
Interpubli Werbe	Switzerland
Interspace Airport Advertising Australia	Australia
Interspace Airport Advertising Costa Rica SA	Costa Rica
Interspace Airport Advertising Curacao NV	Netherlands Antilles
Interspace Airport Advertising Netherlands Antilles NV	Netherlands Antilles
Interspace Airport Advertising West Indies	West Indies
Interspace Airport Advertising New Zealand	New Zealand
Klass Advertising SRL	Romania
Klass Rooftop SRL	Romania
Kms Advertising Ltd.	United Kingdom
L ‘Efficience Publicitaire SA	Belgium
L & C Outdoor Comunicacao Visual Ltda.	Brazil
Landimat	France
Mars Reklam Ve Producksiyon AS	Turkey
Maurice Stam Ltd	United Kingdom
Mensa Sp ZO.o.	Poland
Metrabus	Belgium
Ming Wai Holdings Ltd.	British Virgin Islands
MOF Adshel Ltd.	United Kingdom
More Communications Ltd.	United Kingdom
More Media Ltd.	United Kingdom
More O’Ferrall Ltd.	United Kingdom
More O’Ferrall Ireland Ltd.	Ireland
Morebus Ltd.	United Kingdom
Multimark Ltd.	United Kingdom
Nitelites (Ireland) Ltd.	Ireland
Mobiliario Urbano de Nueva Leon SA de CV	Mexico
Outdoor Advertising BV	Netherlands
Outdoor International Holdings BV	Netherlands
Outstanding Media I Norge AS	Norway
Outstanding Media Stockholm AB	Sweden
Overtop Services SRL	Romania
Paneles Napsa. S.A.	Peru
Parkin Advertising Ltd.	United Kingdom
Plakanda Awi AG	Switzerland
Plakanda GmbH	Switzerland

Name	Country of Incorporation
Plakanda Management AG	Switzerland
Plakanda Ofex AG	Switzerland
Plakatron AG	Switzerland
Postermobile Advertising Ltd.	United Kingdom
Postermobile PLC.	United Kingdom
Premium Holdings Ltd.	United Kingdom
Premium Outdoor Ltd.	United Kingdom
Procom Publicidade via Publica Ltda	Chile
PTKC Rotterdam BV	Netherlands
Pubbli A SPA	Italy
Publicidade Klimes Sao Paulo Ltda	Brazil
Racklight SA de CV	Mexico
Regentfile Ltd.	United Kingdom
Rockbox Ltd.	United Kingdom
SC Q Panel SRL	Romania
Signways Ltd.	United Kingdom
Simon Outdoor Ltd.	Russia
Sirocco International S.A.	France
Sites International Ltd.	United Kingdom
Taxi Media Holdings Ltd.	United Kingdom
Taxi Media Ltd.	United Kingdom
Team Relay Ltd.	United Kingdom
The Canton Property Co. Ltd.	United Kingdom
The Kildoon Property Co. Ltd.	United Kingdom
Torpix Ltd.	United Kingdom
Town & City Posters Advertising. Ltd.	United Kingdom
Tracemotion Ltd.	United Kingdom
Trainer Advertising Ltd.	United Kingdom
Equipamientos Urbanos Del Sur SL	Spain
Vision Posters Ltd.	United Kingdom
Werab Werbung Hugo Wrage GmbH & Co KG	Germany
Williams Display Excellence AB	Sweden
Pubblicita Zangari SRL	Italy